Exhibit 4.2
Eli Lilly Services, Inc.
Eli Lilly and Company
Officers’ Certificate Pursuant to Section 3.01 of the Indenture

          The undersigned, James A. Davlin, Vice President of Eli Lilly Services, Inc., a British Virgin Islands corporation (the “Issuer”), and Assistant Treasurer of Eli Lilly and Company, an Indiana corporation (the “Guarantor”), hereby certify as follows, pursuant to Section 3.01 of that certain Indenture (the “Indenture”), dated August 9, 2005, among the Issuer, the Guarantor and, as trustee (the “Trustee”), Citibank, N.A.:
          (i) There is hereby established a series (the “Series”) of debt securities to be issued under the Indenture. The title of the debt securities of the Series shall be the “13-Month Floating Rate Extendible Notes” (the “Notes”).
          (ii) The Notes shall be in the form set forth as Exhibit A attached hereto and shall have the terms set forth in the form attached hereto as Exhibit A.
          (iii) The Series shall be a Guaranteed Series, and the form and terms of the Parent Guarantee for the Series shall be as set forth as Exhibit B attached hereto. Except as otherwise provided herein or in the Notes or such Parent Guarantee, Article XV of the Indenture shall apply to the Notes.
          (iv) The Notes shall rank equally and pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.
          (v) The initial limit upon the aggregate principal amount of the Notes of the Series which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Section 3.04, 3.05, 3.06, 4.03 or 10.04 of the Indenture) is US$1,500,000,000; provided, however, that additional Notes of the Series may be hereafter issued upon a reopening of the Series of Notes.
          (vi) The Notes shall not be subject to any sinking fund, and no Holder of the Notes shall have any right to cause the Company to redeem any Notes.
          (vii) Section 12.02 of the Indenture shall apply to the Notes and the Series.
          (viii) The Events of Default with respect to the Notes and the Series shall be as set forth in Exhibit A attached hereto.
          (ix) The Series shall be a Rule 144A Series.
          (x) The Issuer will at all times maintain a Place of Payment for the Notes in the Borough of Manhattan, The City of New York or such other Place of Payment designated by the Issuer. The Issuer has initially appointed Citibank, N.A., at its office at 111 Wall Street, 15th Floor, New York, New York 10043, Attention: Agency and Trust Group, for such purpose.

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          (xi) Section 1.11 of the Indenture shall be superceded to the extent that it conflicts with the terms of the Notes set forth in Exhibit A hereto.
          (xii) The term “Business Day” shall, for purposes of the Indenture as it relates to the Series, and for purposes of the Notes, have the meaning ascribed to it in the terms of the Notes set forth in Exhibit A hereto.
          (xiii) The Notes shall not be issued in the form of Bearer Securities.
          (xiv) The Trustee is hereby appointed as the initial Paying Agent and the initial Security Registrar.
          (xv) The Notes shall be issuable on original issuance in the form of Global Securities registered in the name of The Depository Trust Company, as Depositary, or its nominee. The Global Securities may be exchanged for definitive Notes only in the circumstances described in the seventh or eighth paragraph of Section 3.05 of the Indenture.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.
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          In Witness Whereof, the Undersigned have hereunto set their hands on this August 9, 2005.

Eli Lilly Services, Inc.
By	/s/ James A. Davlin
	Name:	James A. Davlin
	Title:	Vice President

Eli Lilly and Company
By:	/s/ James A. Davlin
	Name:	James A. Davlin
	Title:	Assistant Treasurer

EXHIBIT A
Form of 13-Month Floating Rate Extendible Notes

Eli Lilly Services, Inc.
13-Month Floating Rate Extendible Note

Certificate No. [___]	CUSIP No. [___] ISIN No. [___]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES HEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS SECURITY, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THIS SECURITY, (II) IT IS NOT ACQUIRING THIS SECURITY WITH A VIEW TO ANY DISTRIBUTION HEREOF AND (III) IT IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF THIS SECURITY, THE PURCHASER HEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER HEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR THE GUARANTOR OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THIS SECURITY (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE THIS SECURITY, (2) THROUGH A PLACEMENT AGENT TO A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN ANY SUCH CASE, IN MINIMUM AMOUNTS OF US$250,000 OR INTEGRAL MULTIPLES OF US$1,000 IN EXCESS THEREOF.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY OR A NOMINEE OF A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Eli Lilly Services, Inc.
13-Month Floating Rate Extendible Note

Certificate No. [___]	CUSIP No. [___] ISIN No. [___]
          This Global Security (the “Note”) is issued in accordance with that certain Indenture (the “Indenture”), dated August 9, 2005, among Eli Lilly Services, Inc., a British Virgin Islands corporation (the “Issuer”), Eli Lilly and Company, an Indiana corporation (the “Guarantor”), and, as trustee (the “Trustee”), Citibank, N.A. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.
          This Note is issued by the Issuer and guaranteed, to the extent set forth herein, in the Indenture, and in the Parent Guarantee endorsed hereon, by the Guarantor, and is subject to the terms and conditions of the Indenture, as if set forth herein; provided, however, that in the event of any conflict between the provisions of the Indenture and the terms and conditions set forth herein, the terms and conditions set forth herein shall prevail. Copies of the Indenture are on file and available for inspection by Holders at the office of the Trustee, as specified in the Indenture.
          This Note is one of a duly authorized series of Securities of the Issuer, designated as “13-Month Floating Rate Extendible Notes,” initially issued in an aggregate principal amount of US$1,500,000,000 on August 9, 2005. Notes of such series shall be issuable in denominations of US$250,000 in principal amount and any multiples of US$1,000 in excess thereof (an “Authorized Denomination”). The Issuer shall pay or cause to be paid all amounts payable in respect of this Note to the Depositary Trust Company (“DTC”) or a single nominee of DTC or, at the option of the Issuer, to such other persons as DTC may designate, by wire transfer of immediately available funds on the date such payments are due. Payments of principal of and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts (the “Specified Currency”).
          The principal sum of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on September 1, 2006 (the “Initial Maturity Date”), except as otherwise provided herein.
     1. Interest. This Note shall accrue interest from and including the date of issuance hereof (the “Issue Date”) to, but excluding, the date of payment thereof. Interest shall be payable on the first day of each month, commencing on and including September 1, 2005, and on the maturity date (each such date, an “Interest Payment Date”). The period from, and including, the Issue Date to, but excluding, the next succeeding Interest Payment Date, and each succeeding period beginning on, and including, the immediately preceding Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, is referred to herein as an “Interest Period.” The rate at which interest shall accrue on the principal amount of this Note for each

Interest Period shall be the Coupon Rate (as defined below). Such interest shall accrue on the basis of the actual number of days in each Interest Period and a year of 360 days.
          Interest on this Note shall be payable, in arrears, on each Interest Payment Date, including any Interest Payment Date on which the Holder hereof elects to extend this Note pursuant to Paragraph 2 below, to the Holder of record of this Note at the close of business on the 15th day (each such day, a “Regular Record Date”) of the month immediately preceding such Interest Payment Date; provided, however, that if the maturity date of this Note is not an Interest Payment Date, then the accrued and unpaid interest, if any, due upon maturity shall be paid to the Holder of record of this Note at the close of business on such maturity date. If any Interest Payment Date (other than an Interest Payment Date that is also and Optional Redemption Date (as defined below), if any, or the maturity date) for this Note would otherwise be a day that is not a Business Day (as defined below), then such Interest Payment Date will be postponed to the next succeeding Business Day (and interest will accrue to, but excluding, that next succeeding Business Day). However, if:
     a. that next succeeding Business Day falls in the next succeeding calendar month and/or
     b. the Interest Payment Date that does not occur on a Business Day is also the Optional Redemption Date (if any) or the maturity date, then the Interest Payment Date or the Optional Redemption Date (if any) or the maturity date, as the case may be, will be the immediately preceding Business Day, and interest or payment of principal and interest, as applicable, will accrue to, but excluding, that immediately preceding Business Day.
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     The rate of interest that accrues on the principal amount of this Note for each Interest Period shall be a per annum rate (the “Coupon Rate”) equal to (i) 3.53% for the first Interest Period of this Note and (ii), for each other Interest Period, LIBOR for such Interest Period plus the Margin. The “Margin” for any Interest Period shall be determined as of the first day of such Interest Period (the “Date of Determination”) based on the table below.

Date of Determination	Margin
On or after the Interest Payment Date in September 2005 but prior to the Interest Payment Date in September 2006	-0.03%
On or after the Interest Payment Date in September 2006 but prior to the Interest Payment Date in September 2007	-0.01%
On or after the Interest Payment Date in September 2007 but prior to the Interest Payment Date in September 2008	+0.01%
On or after the Interest Payment Date in September 2008 but prior to the Interest Payment Date in September 2009	+0.03%
On or after the Interest Payment Date in September 2009	+0.03%
          “Business Day” means any day, other than a Saturday or Sunday, that (i) is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and (ii) is also a LIBOR Business Day (as defined below).
          “LIBOR Business Day” means any day, other than a Saturday or Sunday, on which dealings in U.S. Dollars are transacted in the London interbank market.
          “Calculation Agent” means Citibank, N.A., as calculation agent for the Notes, or any successor thereto duly appointed by the Issuer.
          “LIBOR” means, for any Interest Period, the rate for deposits in U.S. dollars for the applicable period referred to below that appears on Moneyline Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Period (a “LIBOR Determination Date”). If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks, which may include one or more of their agents or their affiliates, in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars in a Representative Amount (as defined below) and for the applicable period referred to below, as of 11:00 a.m., London time, on the LIBOR Determination Date. If at least two such quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks, which may include one or more of their agents or their affiliates, in The City of New York, selected by the Calculation Agent, to provide such bank’s rate to leading European banks for loans in U.S. dollars in a Representative Amount and for the applicable period referred to below, as of approximately 11:00 a.m., New York City time, on the LIBOR Determination Date. If at least two such rates are so provided, LIBOR will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR will be LIBOR in effect during the preceding Interest Period. All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upwards). The applicable period referred to above is one (1) month, in each case commencing on the first day of the applicable Interest Period.
          “Moneyline Telerate Page 3750” means the display designated as Page 3750 on Telerate, Inc. (or such other page as may replace Page 3750 on that service or such other service as may be designated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. dollar deposits).
          “Representative Amount” shall mean a principal amount of not less than US$1,000,000 that is, in the Calculation Agent’s judgment, representative for a single transaction in the relevant market at the relevant time.
     2. Extension. The holder of this Note may, during the Notice Period (as defined below) relating to each Election Date (as defined below), elect to extend the maturity of all of this Note or a portion hereof having a principal amount of US$250,000 or any multiple of US$1,000 in excess thereof, so that the maturity thereof will be extended to the date occurring 366 calendar days from and including the next succeeding Election Date. However, if that 366th calendar day is not a Business Day, the maturity will be extended to the immediately preceding Business Day. Notwithstanding anything herein to the contrary, in no event shall the maturity date of this Note be extended beyond September 1, 2010 (the “Final Maturity Date”) (i.e., if all extension rights with respect to this Note shall have been duly exercised, then this Note shall mature on the Final Maturity Date). If a holder elects to extend the maturity of only a portion of this Note, the principal amount of this Note remaining after the extension must also be in an Authorized Denomination. The Election Dates will be the first calendar day of each month from and including September 2005 through and including August 2009, whether or not any such day is a Business Day (each, an “Election Date”).
     To make an election to extend the maturity of this Note effective with respect to an Election Date, the Holder must deliver a written notice of election during the Notice Period for that Election Date. Such written notice of election shall be in a form reasonably satisfactory to the Company, and no such notice shall be effective if the principal amount to which it relates is not of an Authorized Denomination or if the principal amount of this Note to be remaining after such election is not of an Authorized Denomination. The Notice Period for each Election

Date will begin on the fifth Business Day prior to the Election Date and end on the Election Date; provided, however, that if that Election Date is not a Business Day, the Notice Period will be extended to the following Business Day (the “Notice Period”). To be effective, a notice of election must be delivered to the Trustee no later than the close of business on the last Business Day in the Notice Period relating to the applicable Election Date. Upon such delivery of a notice of election to extend the maturity of this Note or any portion hereof during any Notice Period, that election will be revocable during each day of such Notice Period, until 12:00 noon, New York City time, on the last Business Day in the Notice Period relating to the applicable Election Date, at which time such notice will become irrevocable.
          If, with respect to any Election Date, the Holder does not make an election to extend the maturity of all or any portion of the principal amount of this Note, the principal amount of this Note for which no such election has been made will become due and payable on the Initial Maturity Date, or any later date to which the maturity of this Note has previously been extended. The principal amount of this Note for which such election is not exercised will be represented by a substitute Note issued on such Election Date. The substitute Note so issued will have the same terms as the originally offered Note, except that it will not be extendible, will have a separate CUSIP number and its maturity date will be the Initial Maturity Date or any later date to which the maturity of such Note has previously been extended. A Holder’s failure to elect to extend the maturity of all or any portion of this Note will be irrevocable and will be binding upon any subsequent Holder of this Note.
     3. Optional Redemption. On each Interest Payment Date occurring in March, June, September and December of each year on or after the Interest Payment Date occurring in September 2006, the Issuer may elect to redeem this Note, in whole or in part, on not less than 30 nor more than 60 days’ prior notice to the Holder(s) of this Note, to the Dealers (as defined below) and to the Trustee at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of this Note or portion thereof to be redeemed plus any unpaid interest that shall have accrued to, but excluding, the Optional Redemption Date (as defined below); provided, however, that such accrued and unpaid interest, if any, shall be paid to the Holder of record of this Note at the close of business on the Regular Record Date corresponding to the Interest Payment Date that occurs on such Optional Redemption Date. Except as otherwise provided in the immediately preceding sentence, the Redemption Price due upon such redemption shall be paid to the Holder surrendering this Note for such redemption.
          The date of any such redemption is referred to herein as the “Optional Redemption Date” for such Note.
          “Dealers,” as used herein, means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Deutsche Bank Securities Inc.
     4. Events of Default. If an Event of Default (as defined below) with respect to the Securities of the series of this Note at the time outstanding occurs and is continuing, then, unless the principal of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding under the Indenture, by notice in writing to the Issuer and the

Guarantor (and to the Trustee if given by Holders), may declare the principal amount of, plus accrued and unpaid interest, if any, on all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. Notwithstanding anything herein or in the Indenture to the contrary, an Event of Default shall not be deemed to have occurred with respect to Securities of the series of this Note solely as a result of the occurrence of a default or event of default with respect to Securities of another series.
     “Event of Default” means any one of the following events:
          a. a default in the payment of any installment of interest upon this Note as and when the same shall become due and payable, and continuance of such default for a period in excess of 30 days; or
          b. a default in the payment of the principal of this Note as and when the same shall become due and payable, either at maturity, upon redemption, by declaration or otherwise; or
          c. the default or breach of any material covenant or warranty of the Issuer or the Guarantor in the Indenture (other than a covenant or warranty a default in the performance of which or breach of which is specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of one or more series of Securities other than the series of this Note) and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer and the Guarantor by the Trustee, or to the Issuer, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of the series of this Note then outstanding under the Indenture, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities of such series the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; or
          d. if a decree or order for relief shall be entered by a court of competent jurisdiction in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or
          e. if the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Issuer shall consent to the entry by order of a court of competent jurisdiction of a decree or order in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or to the commencement of any bankruptcy or insolvency proceeding against the Issuer; or

          f. if the Issuer shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property.
     5. Parent Guarantee. To the extent provided in, and in accordance with, the Indenture and the Parent Guarantee endorsed hereon, this Note shall be guaranteed by the Guarantor.
     6. Obligation Absolute. No provision of the Indenture under which this Note is issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal or redemption price of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     7. Notice. Whenever the Indenture or this Note requires that the Issuer or the Trustee give notice to the Holder of this Note, the Issuer or the Trustee will cause such notice to be mailed by first-class mail to such Holder at its address set forth in the register maintained by the Trustee.
     8. Governing Law. This Note shall be governed by, and interpreted in accordance with, the laws of the State of New York.
* * *
          The Issuer, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount specified above in the Specified Currency on the Initial Maturity Date (subject to extension as provided herein) and to pay interest hereon in the manner provided above.
          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature of one of its authorized officers or by a duly appointed Authenticating Agent, this Note shall not be entitled to any benefit under the Indenture or the Parent Guarantee or be valid or obligatory for any purpose.
          This Note may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
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          In Witness Whereof, Eli Lilly Services, Inc. has caused this Note to be duly executed on this August 9, 2005.

Eli Lilly Services, Inc.
By:
Name:
Title:

Authenticated in New York, New York, on
August 9, 2005
This is one of the Notes of the series
designated therein referred to in the
within-mentioned Indenture
Citibank, N.A.

By:		Name:

Authorized Signatory

ANNEX A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
          The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form have been made:

Principal amount
	Amount of	Amount of	of this Global	Signature or
	decrease in	Increase in	Security	authorized
	Principal amount	Principal amount	following such	signatory of
Date of	of this Global	of this Global	decrease or	Trustee or Note
Exchange	Security	Security	increase	Custodian
A-1

EXHIBIT B
Form of Parent Guarantee

GUARANTEE
          Guarantee, dated as of August 9, 2005, of Eli Lilly and Company, a corporation organized under the laws of Indiana (the “Guarantor”).
          The Guarantor, for value received, hereby agrees as follows for the benefit of the holders of record (the “Holders”) from time to time of the Security hereinafter described:
     1. The Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable (whether at maturity, by declaration of acceleration, call for redemption, or otherwise), of the principal of and interest, if any, on the US$[principal amount] 13-Month Floating Rate Extendible Note (CUSIP No. [___], Certificate No. [_]) to which this Guarantee is attached (the “Security”), issued by Eli Lilly Services, Inc., a British Virgin Islands corporation and an indirect wholly owned subsidiary of the Guarantor (the “Issuer”), on the date hereof pursuant to the Indenture, dated as of August 9, 2005 as the same may be amended, supplemented or modified from time to time, among the Issuer, the Guarantor and Citibank, N.A. (the “Indenture”).
     2. The Guarantor’s obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Indenture or the Security.
     3. This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of and interest, if any, on the Security by the Issuer and shall remain in full force and effect until all amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation (i) the absence of any action to obtain such amounts from the Issuer, (ii) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Indenture or the Security or of any collateral security therefor (provided, however, that no such variation, extension, waiver, compromise or release shall, without the consent of the Guarantor, increase the principal amount of the Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof), or change the stated maturity thereof) or (iii) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Indenture and the Security.
     4. In the event of a default in payment of principal of or interest, if any, on the Security, the Holders of the Security may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.
     5. This Guarantee shall remain in full force and effect until the date upon which the entire principal of and interest, if any, on the Security have been, or have been deemed pursuant to the provisions of Article XII of the Indenture to have been, paid in full or otherwise discharged; provided, however, that this Guarantee shall be reinstated if at any time any payment

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by the Issuer of the principal of or interest, if any, on the Security, in whole or in part, is rescinded or must otherwise be returned by the Holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.
     6. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
     7.
          a. The Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the United States federal courts located in the Borough of Manhattan.
          b. The Guarantor hereby irrevocably designates, appoints and empowers National Registered Agents, Inc., with offices at 875 Avenue of the Americas, Suite 501, New York, NY 10001, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7(a) hereof which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any action, suit or proceeding in connection with or arising out of this Guarantee. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of this Section 7. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Guarantee. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to the Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Holders of the Security to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. The Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guarantee brought in the courts listed in Section 7(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     8. The Guarantor shall be subrogated to all rights of the Holders of the Security against the Issuer in respect of any amounts paid by the Guarantor on account of the Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the

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Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest, if any, on the Security shall have been paid in full.
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3

          In Witness Whereof, Eli Lilly and Company has caused this Guarantee to be duly executed on this August 9, 2005.

Eli Lilly And Company
By:
Name:
Title: